UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2019

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Carbon Energy Corporation (“Carbon” or the “Company”) was held on May 21, 2019 (the “Annual Meeting”). Prior to the Annual Meeting, Carbon obtained the written consent of stockholders holding approximately 65% of the Company’s issued and outstanding voting stock approving the following actions (which actions became effective on May 21, 2019):

1.	The election of six (6) members (James H. Brandi, David H. Kennedy, Bryan H. Lawrence, Peter A. Leidel, Patrick R. McDonald and Edwin H. Morgens) to Carbon’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

2.	Adoption of the Company’s 2019 Long Term Incentive Plan; and

3.	The appointment of Plante & Moran, PLLC (“Plante Moran”) as Carbon’s independent registered accounting firm for the year ending December 31, 2019.

Carbon did not solicit proxies with respect to the above matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON ENERGY CORPORATION

/s/ Patrick R. McDonald
Patrick R. McDonald, CEO
Dated: May 28, 2019

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